Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form S-1 (File No.         ) of our report, dated September 28, 2009, on our audits of the consolidated financial statements of Avantair, Inc. and Subsidiary as of June 30, 2009 and 2008 and for each of the years then ended, included in its annual report on Form 10-K for the year ended June 30, 2009.  We also consent to the reference to our Firm under the caption “Experts”.

/s/ J.H. Cohn LLP
Jericho, New York
November 16, 2009